THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (THIS "NOTE") AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT.

SURFECT HOLDINGS, INC.

10% Senior Secured Convertible Promissory Note

$250,000 | **As of July 20, 2007**
New York, New York

Surfect Holdings, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Liechtensteinische Landesbank AG or its successors or assigns (the "Holder"), the principal amount of Two Hundred and Fifty Thousand Dollars ($250,000) in lawful money of the United States of America, with interest thereon to be computed from the date hereof, on the unpaid principal balance at the rate and as herein provided.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by applicable law (the "Maximum Rate"). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, *ipso facto*, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Holder with respect to the debt evidenced hereby.

1. Securities Purchase Agreement: Security.

This Note is issued pursuant to, and is entitled to the benefits of, the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Investors (the "Purchase Agreement"; capitalized terms that appear but are not

defined herein have the meanings ascribed to such terms in the Purchase Agreement or the Security Agreement (as hereinafter defined)). This Note and the Company's obligations hereunder are collateralized by a security interest in the Collateral, pursuant to a Security Agreement, dated as of the date hereof (the "Security Agreement"), by and among the Company and the Buyers, as secured parties. If an Event of Default (as hereinafter defined) shall have occurred and the principal amount of this Note and all accrued and unpaid interest thereon shall become due and payable, the Holder shall be entitled to exercise, in addition to any right, power or remedy permitted in law or equity, all its remedies under the Security Agreement or the Purchase Agreement, as applicable.

2. Maturity Date; Interest; Payments. (a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable immediately on the earlier to occur of (i) the consummation by the Company (or any Affiliate of the Company) of any debt or equity financing, or indebtedness (in one or a series of closings) in which the Company (or any Affiliate of the Company) receives gross cash proceeds of at least One Million Five Hundred Thousand Dollars ($1,500,000), in which case the Maturity Date shall be the closing date of such financing, or (ii) one hundred fifty (150) days after the Closing Date (the "Maturity Date"), unless the principal of, and any accrued and unpaid interest on this Note shall have been converted in accordance with the terms hereof.

(b) Until this Note is converted or paid in full, interest on this Note shall accrue from the date hereof at the Applicable Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded monthly). For purposes of this Note, the Applicable Rate shall mean 10.0% per annum, except in the event that the Company fails to pay to the Holder any portion of the principal and/or interest due on the Maturity Date or if an Event of Default shall have occurred in which case the Applicable Rate shall thereafter, during the continuance of such failure, be the Maximum Rate.

(c) If the Maturity Date would fall on a day that is not a Business Day, the payment due on such Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date.

(d) Payment of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by the Holder or by check sent to the Holder as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(e) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, setoff, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums

owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

(f) Notwithstanding anything to the contrary in this Note or any other Transaction Document executed in connection herewith, the amounts owing under this Note may be prepaid at any time without penalty or premium.

3. Ranking of Note.

(a) The Company, for itself, its successors and assigns, covenants and agrees, that the payment of the principal of and interest on this Note is senior in right of payment to the payment of all existing and future Junior Debt. "Junior Debt" shall mean all existing and future Indebtedness, except for any future senior Indebtedness incurred by the Company from financial institutions and/or venture debt lenders with the written consent of the Investors and expressly made senior to the Company's obligations under the Notes and the Purchase Agreement.

(b) Upon any payment or distribution of the assets of the Company, to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding relating to the Company, the Holder of this Note shall be entitled to receive payment in full before any holder of Junior Debt is entitled to receive any payment.

4. Affirmative Covenants.

The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on this Note:

(a) the Company shall immediately after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), deliver to the Holder a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto; and

(b) the Company shall permit any Holder representative, including, but not limited to its attorneys and accountants, to inspect, examine the books of account and make copies and abstracts of the books and records of the Company and its Subsidiaries at reasonable times and upon reasonable notice during normal business hours.

5. Conversion. (a) At the option of the Holder in its sole discretion, upon the closing after the date hereof of a Financing by the Company, any portion or all of the principal and accrued but unpaid interest then due on this Note (the "Loan Amount") may be converted into that number of shares of the class of equity security or other securities issued in the Financing (the "Securities") determined by (i) in the case of

an equity Financing, dividing the Loan Amount by the lowest purchase price per Security established in the equity Financing or (ii) in the case of a debt Financing, converting the Loan Amount into the right of the Holder to receive debt securities with a principal amount equal to the Loan Amount. Any fraction of a share resulting from this calculation shall be rounded upward to the next whole share. Such Securities issued to the Holder shall be identical in all respects to the Securities issued by the Company in the Financing and the Holder shall have all the rights and benefits (including, but not limited to, the benefits of any representations and warranties, preemptive rights, rights of first offer, co-sale rights, registration rights and other similar rights) accorded to the purchasers of such Securities. In the event the Holder elects to convert this Note as aforesaid, it shall deliver to the Company written notice of such election. The conversion of this Note into Securities shall take place at the closing of the Financing or on such other date and at such other time as may be mutually agreed to by the Company and the Holder (such date hereinafter referred to as the "Conversion Date").

(b) Upon conversion of this Note pursuant to Section 5(a), the Holder shall be deemed to be the holder of record of the Securities issuable upon such conversion (the "Conversion Securities"), notwithstanding that the transfer books of the Company shall then be closed or certificates or other instruments representing such Conversion Securities shall not then have been actually delivered to the Holder. As soon as practicable after the Conversion Date, the Company shall issue and deliver to the Holder certificate(s) or other instruments for the Conversion Securities registered in the name of the Holder or its designee(s); provided, however, that the Company, by notice given to the Holder promptly after the Conversion Date, may require the Holder, as a condition to the delivery of such certificate(s) or instruments, to present this Note, or written evidence of its cancellation that is reasonably satisfactory to the Company, to the Company.

(c) The issuance of any Conversion Securities, and the delivery of certificate(s) or other instruments representing such Conversion Securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate or other instruments in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate or other instrument unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d) The Holder shall not have, solely on account of such status as a holder of this Note, any rights of a shareholder of the Company, either at law or in equity, or any right to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Note or the Purchase Agreement.

6. Events of Default.

The occurrence of any of the following events shall constitute an event of

default (an "Event of Default"):

(a) A default in the payment of the principal or interest on the Note, when and as the same shall become due and payable.

(b) A default in the performance, or a breach, of any of the covenants or agreements of the Company or any Subsidiary contained in any Transaction Document, which default (except as provided in Section 6(a)) is not cured within ten (10) days after written notice thereof from the Holders.

(c) Any representation, warranty, certification or other statement made by or on behalf of the Company or any Subsidiary in or pursuant to any Transaction Document is untrue in any material respect when made.

(d) Any order to cease or suspend trading in any securities of the Company or prohibiting or restricting the issuance by the Company of the Shares or the Notes, is made, or any proceeding is announced or commenced for the making of any such order, by the SEC, the OTCBB, any other securities regulatory authority, stock exchange or any other Governmental Entity having jurisdiction over the Company, which order has not been rescinded, revoked or withdrawn, and trading of the Company's securities does not resume, within two (2) weeks from the date the order is issued.

(e) The Company's President and Chief Executive Officer resigns, has his employment terminated or suspended or has his responsibilities materially reduced in any manner.

(f) A Change of Control occurs. "Change of Control" means a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

(g) A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(h) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

7. Remedies Upon Default.

Upon the occurrence of an Event of Default referred to in Sections 6(a) through (i) or at any time thereafter (unless such event of Default shall have been waived in writing by the Holder), the Holder, by notice in writing given to the Company, (a) may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company; provided, however, that if an event described in Section 6(i) or 6(j) above shall occur, the result that would otherwise occur only upon giving of notice by the Holder to the Company as specified above shall occur automatically, without the giving of any such notice or (b) may demand that the Company take all actions necessary and appropriate to remedy such Event of Default to the Holder's sole satisfaction on or before the date that is thirty (30) days after the date notice is delivered by the Holder to the Company, and, in the event that the Company does not so cure the Event of Default within such 30 day period, the Company shall incur and be required to pay an additional Two Hundred Thousand Dollars ($200,000), which payment shall be paid immediately upon the expiration of such thirty (30) day period, or if the Company fails to make such payment, be automatically added to the outstanding principal balance hereof. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and expenses actually incurred.

8. Representations and Warranties of the Company. The

representations and warranties of the Company set forth in the Purchase Agreement and Security Agreement are incorporated herein by reference.

9. Miscellaneous. (a) The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that the Company may not assign, by operation of law or otherwise, any of its rights or obligations hereunder without the prior written consent of the Holder. The Holder may not assign all or any portion of its rights hereunder unless Company receives an opinion from Investor's counsel or other evidence reasonably satisfactory to the Company to the effect that such proposed assignment or other distribution may be made without registration or qualification under any federal or state law then in effect. Nothing in this Note, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(b) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given:

(i) if to the Company:

Surfect Holdings, Inc.
12000-G Candelaria NE
Albuquerque, New Mexico 87112
Attention: Chief Executive Officer
Facsimile: (505) 294 6311

with a copy to:

Brownstein Hyatt Farber Schreck, P.C.
201 Third Street NW, Suite 1700
Albuquerque, New Mexico 87102
Attention: Eduardo Duffy, Esq.
Facsimile: (505) 244 9266

(ii) if to the Holder:

Liechtensteinische Landesbank AG
attn: Patrick Wille
re: Hornet Fund
Staedtle 44
Box 384
9490 Vaduz

Liechtenstein, Germany

with a copy to:

Gerard Reid,
Oranienburgerstrasse 23
10178 Berlin
Germany
Fax: 493027574856

and:

Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166
Attention: Anthony Marsico, Escq.
Facsimile: (212) 801-6400

or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9(b). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9(b). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9(b) shall be deemed given at the time of receipt thereof.

(c) Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

(d) No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company's rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

(e) If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be

enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(f) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions. The Company hereby irrevocably consents to the jurisdiction of all courts (state and federal) sitting in the State of New York in connection with any claim, action or proceeding relating to or for enforcement of this Note, and hereby waives any defense of inconvenient forum or other such claim or defense in respect of the lodging of any such claim, action or proceeding in any such court. THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the Company has caused this Note to be executed on and effective as of the day and year first above written.

SURFECT HOLDINGS, INC.

By: [signature]
Name: STEVE ANDERSON
Its: CEO